Exhibit 99.3

ABIGAIL ADAMS NATIONAL BANCORP, INC.

INTERIM FINANCIAL STATEMENTS
June 30, 2009

ABIGAIL ADAMS NATIONAL BANCORP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
June 30, 2009 (unaudited) and December 31, 2008
(Dollars in thousands)
	June 30, 2009	December 31, 2008
Assets
Cash and due from banks	$11,443	$14,166
Federal funds sold	3,900	6,722
Interest-earning deposits in other banks	268	2,659
Total cash and cash equivalents	15,611	23,547
Investment securities available-for-sale, at fair value	59,399	62,814
Investment securities held-to-maturity (market values of $9,098 and $3,226 for 2009 and 2008 respectively)	9,044	3,175
Loans	289,241	324,764
Less: allowance for loan losses	(13,543)	(12,514)
Loans, net	275,698	312,250
Premises and equipment, net	4,767	4,994
Other assets	17,422	16,901
Total assets	$381,941	$423,681

Liabilities and Stockholders’ Equity
Liabilities:
Deposits
Noninterest-bearing deposits	$57,701	$67,193
Interest-bearing deposits	246,020	279,768
Total deposits	303,721	346,961
Short-term borrowings	27,226	24,477
Long-term debt	26,432	26,132
Other liabilities	1,575	1,830
Total liabilities	358,954	399,400
Commitments and contingencies (Note 2)
Stockholders’ equity:
Common stock, $0.01 par value, authorized 5,000,000 shares; issued 3,492,633 shares in 2009 and 2008; outstanding 3,463,569 shares in 2009 and 2008	35	35
Additional paid-in capital	25,132	25,132
Retained earnings (deficit)	(437)	551
Less: Treasury stock, 29,064 shares in 2009 and 2008, at cost	(255)	(255)
Accumulated other comprehensive loss	(1,488)	(1,182)
Total stockholders’ equity	22,987	24,281
Total liabilities and stockholders’ equity	$381,941	$423,681

See Notes to Unaudited Condensed Consolidated Financial Statements

ABIGAIL ADAMS NATIONAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
For the Periods Ended June 30, 2009 and 2008
(In thousands except per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest Income
Interest and fees on loans	$3,957	$5,523	$8,186	$11,056
Interest and dividends on investment securities	757	940	1,559	1,903
Other interest income	9	61	13	270
Total interest income	4,723	6,524	9,758	13,229
Interest Expense
Interest on deposits	1,153	2,159	2,612	4,779
Interest on short-term borrowings	31	108	74	171
Interest on long-term debt	330	179	592	361
Total interest expense	1,514	2,446	3,278	5,311
Net interest income	3,209	4,078	6,480	7,918
Provision for loan losses	165	970	1,130	1,075
Net interest income after provision for loan losses	3,044	3,108	5,350	6,843
Noninterest Income
Service charges on deposit accounts	342	334	680	666
Other-than-temporary impairment losses	(10)	--	(31)	--
Portion of loss recognized in other comprehensive income	--	--	--	--
Net impairment losses recognized in earnings	(10)	--	(31)	--
Other income	79	83	132	158
Total noninterest income	411	417	781	824
Noninterest Expense
Salaries and employee benefits	1,610	1,651	3,393	3,343
Occupancy and equipment expense	571	576	1,144	1,186
Professional fees	338	122	747	287
Data processing fees	199	220	414	397
Other operating expense	1,133	852	2,171	1,431
Total noninterest expense	3,851	3,421	7,869	6,644
(Loss) income before provision for income taxes	(396)	104	(1,738)	1,023
Income tax (benefit) provision	(196)	21	(733)	376
Net (loss) income	$(200)	$83	$(1,005)	$647

Earnings per share:
Basic and diluted	$(0.06)	$0.02	$(0.29)	$0.19

See Notes to Unaudited Condensed Consolidated Financial Statements

ABIGAIL ADAMS NATIONAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity
Six Months Ended June 30, 2008 and 2009
(In thousands except per share data))
	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Treasury Stock	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2007	$35	$25,127	$7,196	$(255)	$(664)	$31,439
Comprehensive income:
3 Net income	--	--	647	--	--	647
Unrealized losses during the period of $855 on investment securities available-for-sale, net of tax benefit of $340	--	--	--	--	(515)	(515)
Total comprehensive income						132
Issuance of shares under stock option program	--	5	--	--	--	5
Dividends declared ($0.25 per share)	--	--	(866)	--	--	(866)
Balance at June 30, 2008	$35	$25,132	$6,977	$(255)	$(1,179)	$30,710

Balance at December 31, 2008	$35	$25,132	$551	$(255)	$(1,182)	$24,281
Cumulative adjustment for accounting change-Reclassification for noncredit component of other-than-temporary impairment on corporate debt securities of $29, net of tax of $12	--	--	17	--	(17)	--
Comprehensive loss:
3 Net loss	--	--	(1,005)	--	--	(1,005)
Unrealized losses during the period of $549 on investment securities available-for-sale, net of tax benefit of $243	--	--	--	--	(306)	(306)
Reclassification adjustment for OTTI on investment securities available-for-sale of $31 net of tax benefit of $14	--	--	--	--	17	17
Total comprehensive loss						(1,294)
Balance at June 30, 2009	$35	$25,132	$(437)	$(255)	$(1,488)	$22,987

See Notes to Unaudited Condensed Consolidated Financial Statements

ABIGAIL ADAMS NATIONAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2009 and 2008
(In thousands)
	2009	2008
Cash flows from operating activities:
Net (loss) income	$(1,005)	$647
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Provision for loan losses	1,130	1,075
Depreciation	295	304
Net (accretion) amortization of deferred loan costs and fees	(18)	35
Accretion of purchase accounting adjustments	(53)	(63)
Gain on sale of guaranteed portion of SBA loans	--	(38)
Net (accretion) amortization of discounts/premiums on investment securities	(12)	7
Other-than-temporary impairment of available-for-sale securities	31	--
Other real estate owned valuation adjustments	514	--
Increase in other assets	(117)	(340)
Decrease in other liabilities	(254)	(630)
Net cash provided by operating activities	511	997

Cash flows from investing activities:
Proceeds from maturities of investment securities available-for-sale	13,000	28,500
Proceeds from maturities of investment securities held-to-maturity	22,000	11,500
Proceeds from repayment of mortgage-backed securities available-for-sale	1,615	921
Proceeds from repayment of mortgage-backed securities held-to-maturity	129	431
Purchase of investment securities available-for-sale	(33,706)	(34,882)
Purchase of investment securities held-to-maturity	(6,000)	(2,011)
Purchase of FHLB and FRB stock	(2,471)	(3,238)
Redemption of FHLB stock	2,136	2,744
Net decrease (increase) in loans	35,411	(31,984)
Purchase of collateral and build out cost of foreclosed assets	(302)	(509)
Purchase of premises and equipment, net	(68)	(497)
Net cash provided by (used in) investing activities	31,744	(29,025)

Cash flows from financing activities:
Net decrease in transaction and savings deposits	(22,722)	(28,211)
Net (decrease) increase in time deposits	(20,518)	10,097
Net increase in short-term borrowings	2,749	19,013
Proceeds from long-term debt	300	7,210
Repayment of long-term debt	--	(5,042)
Proceeds from issuance of common stock in stock option program	--	5
Cash dividends paid to common stockholders	--	(866)
Net cash (used in) provided by financing activities	(40,191)	2,206
Net decrease in cash and cash equivalents	(7,936)	(25,822)
Cash and cash equivalents at beginning of period	23,547	48,763
Cash and cash equivalents at end of period	$15,611	$22,941

Supplementary disclosures:
Interest paid on deposits and borrowings	$3,329	$5,413
Income taxes paid	$--	$910
Non-cash transfer of loans to foreclosed assets	$82	--

See Notes to Unaudited Condensed Consolidated Financial Statements

ABIGAIL ADAMS NATIONAL BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

Note 1   Basis of Presentation and Recent Accounting Pronouncements
Abigail Adams National Bancorp, Inc. (the “Company”) is the parent company of The Adams National Bank (“ANB”) and Consolidated Bank and Trust (“CB&T”). As used herein, the term Company includes ANB and CB&T, unless the context otherwise requires.

The Company prepares its condensed consolidated financial statements on the accrual basis and in conformity with accounting principles generally accepted in the United States for interim financial information, the instructions for Form 10-Q, and Regulation S-X. The accompanying financial statements are unaudited except for the balance sheet at December 31, 2008, which was derived from the audited consolidated financial statements as of that date. The unaudited information furnished herein reflects all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. These statements should be read in conjunction with the consolidated financial statements and accompanying notes included with the Company’s 2008 Annual Report to Stockholders, since they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. Operating results for the three and six months ended June 30, 2009 (unaudited) are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. Certain reclassifications may have been made to amounts previously reported for 2008 to conform with the 2009 presentation.

On April 9, 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (“FSP FAS 115-2”).  FSP FAS 115-2 provides new guidance on the recognition and presentation of an other-than-temporary impairment (“OTTI”) and requires additional disclosures.  The recognition provisions within FSP FAS 115-2 apply only to debt securities classified as available-for-sale and held-to-maturity, while the presentation and disclosure requirements of FSP FAS 115-2 apply to both debt and equity securities.  An impaired debt security will be considered other-than-temporarily impaired if we have the intent to sell or if it is more likely than not we will be required to sell prior to recovery of the amortized cost, which may be at maturity.  If we do not expect recovery of the entire cost basis, even if we have no intention to sell the security, it will be considered an OTTI as well.  In this situation FSP FAS 115-2 requires us to recognize OTTI by separating the loss between the amount representing the credit loss and the amount relating to other factors.  Credit losses will be recognized in net income (loss),  and losses relating to other factors will be recognized in other comprehensive income (loss) (“OCI”).  FSP FAS 115-2 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  FSP FAS 115-2 requires a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption with a corresponding adjustment to accumulated OCI.  We adopted FSP FAS 115-2 effective April 1, 2009.  The cumulative change in accounting principle from adopting this guidance resulted in a net $17,000 increase to retained earnings and a corresponding decrease to accumulated OCI.  The required disclosures related to FSP FAS 115-2 are included in Note 7 – Securities.

On April 9, 2009, the FASB issued FSP No. FAS 107-1 and APB Opinion 28-1, Interim Disclosures about Fair Value of Financial Instrument  (FSP FAS 107-1).  FSP FAS 107-1 requires expanded disclosures for all financial instruments as defined by Statement of Financial Accounting Standards 107 such as loans that are not measured at fair value through earnings.  The expanded disclosure requirements for FSP FAS 107-1 are effective for the interim and annual reporting periods ending after June 15, 2009.  The adoption of FSP FAS 107-1 did not impact the Company’s financial condition and results of operations.  The required disclosures related to this FSP are included in Note 10-Fair Value Disclosure.

On April 9, 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP FAS 157-4).  FSP No. FAS 147-4 provides a list of factors that a reporting entity should evaluate to determine whether there has been a significant decrease in the volume and level of activity for the asset or liability in relation to normal market activity for the asset or liability.  When the reporting entity concludes there has been a significant decrease in the volume and level of activity for the asset or liability, further analysis of the information from that market is needed and significant adjustments to the related prices may be necessary to estimate fair value in accordance with FSP FAS 157-4.  This FSP clarifies that when there has been a significant decrease in the volume and level of activity for the asset or liability, some transactions may not be orderly.  In those situations, the entity must evaluate the weight of the evidence to determine whether the transaction is orderly.  The FSP provides a list of circumstances that may indicate that a transaction is not orderly.  A transaction price that is not associated with an orderly transaction is given little, if any, weight when estimating fair value.  Adoption of this FSP did not have a material impact on the Company’s consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events.  This Statement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued (i.e., complete in a form and format that complies with generally accepted accounting principles (GAAP) and approved for issuance).  However, SFAS No. 165 does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provide different guidance on the accounting treatment for subsequent events or transactions.  There are two types of subsequent events to be evaluated under this SFAS:

Recognized subsequent events- An entity must recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements.

Non-recognized subsequent events- An entity must not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but that arose after the balance sheet date but before financial statements are issued or are available to be issued.  Some non-recognized subsequent events may be of such a nature that they must be disclosed to keep the financial statements from being misleading.  For such events, an entity must disclose the nature of the event and an estimate of its financial effect or a statement that such an estimate cannot be made.

SFAS No. 165 also requires that disclosure of the date through which an entity has evaluated subsequent events and the basis for that date- that is, whether that date represents the date the financial statements were issued or were available to be issued.  This SFAS applies to both interim financial statements and annual financial statements and is effective for interim and annual periods ending after June 15, 2009, and should be applied prospectively.  The adoption of SFAS No. 165 did not impact the Company’s financial condition and results of operations.  For required disclosures see Note 11- Subsequent Events.

Note 2   Contingent Liabilities
In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit that are not reflected in the accompanying consolidated financial statements. No material losses are anticipated as a result of these transactions. There were no material changes since December 31, 2008.

Note 3   Written Agreement
On October 1, 2008, the Company’s wholly owned subsidiary, The Adams National Bank (“ANB”), entered into a Written Agreement with its primary regulator, The Office of the Comptroller of the Currency (the “OCC”).  The Written Agreement was filed with the SEC as an exhibit to a Current Report on Form 8-K, dated October 2, 2008. Under the terms of the Written Agreement, ANB has agreed to take certain actions relating to its lending operations and capital compliance.  Specifically, the OCC is requiring ANB to take the following actions:

a)      conduct a review of senior management to ensure that these individuals can perform the duties required under ANB’s policies and procedures and the requirements of the Written Agreement, and where necessary, ANB must provide a written program to address the training of it’s senior officers;

b)      achieve certain regulatory capital levels, which are greater than the regulatory requirements to be “well capitalized” under bank regulatory requirements.  In particular, ANB must achieve a: 12% total risk-based capital to total risk-weighted assets ratio; 11% Tier 1 capital to risk-weighted assets ratio; and 9% Tier 1 capital to adjusted total assets ratio;

c)      develop and implement a three-year capital program;

d)      make additions to the allowances for loan and lease losses and adopt and implement written policies and procedures for establishing and maintaining the allowance in a manner consistent with the Written Agreement;

e)      adopt and implement an asset diversification program consistent with OCC guidelines and to perform an analysis of any concentrations of credit;

f)      take all necessary actions to protect ANB’s interest in criticized assets, adopt and implement a program to eliminate regulatory criticism of these assets, engage in an ongoing review of criticized assets and develop and implement procedures for the effective monitoring of the loan portfolio;

g)      hire an independent appraiser to provide a written or updated appraisal of certain assets;

h)      develop and implement a program to improve the management of the loan portfolio and to provide the Board with monthly written reports on credit quality;

i)      employ a loan review consultant acceptable to the OCC to perform a quarterly quality review of ANB’s assets;

j)      revise the lending policy in accordance with OCC requirements; and

k)      maintain acceptable liquidity levels.

The Written Agreement includes time frames to implement the foregoing and on-going compliance requirements for ANB, including requirements to report to the OCC.  The Written Agreement also requires ANB to establish a committee of the Board of Directors which will be responsible for overseeing compliance with the Written Agreement.  ANB has taken steps to comply with the requirements of the Written Agreement and based on management’s knowledge at June 30, 2009, ANB is operating in compliance with the requirements of the Written Agreement.

Note 4   Operational Developments
In the second half of 2008, several events occurred that could had an adverse impact on our ongoing operations.  On October 1, 2008, the Company’s wholly owned subsidiary, ANB, entered into a Written Agreement (see note 3) with its primary regulator, The Office of the Comptroller of the Currency (the “OCC”).  Under the agreement, ANB is required to achieve and maintain significantly higher capital ratio levels.  In order for ANB to comply with these increased capital ratio requirements, the Company obtained $7.7 million in borrowings and provided a capital infusion into ANB during the fourth quarter of 2008. However, at December 31, 2008, ANB did not maintain the higher capital ratio levels required under the Written Agreement and at March 31, 2009, ANB did meet two out of three of the capital ratio requirements. ANB became fully compliant with the capital requirements in the second quarter of 2009. The Written Agreement also restricts the ability of ANB to pay dividends, the primary source of income for the Company.  Failure to meet regulatory capital requirements or the terms of the Written Agreement exposes ANB to regulatory sanctions that may include further restrictions on operations and growth, mandatory asset dispositions and seizure.

The Company recorded a net loss of $1.0 million for the six months ended June 30, 2009 after reporting a $5.8 million net loss for 2008 primarily due to charges to the provision for loans losses of $1.1 million in the first half of 2009 and $11.8 million in 2008.  The charges to the provision for loan losses reflect the declining housing values and worsening local economic conditions.  Given the rising unemployment, the continued downward pressure on housing prices and the elevated national inventory of unsold homes, management does not expect there to be a significant improvement in the Company’s business during 2009.  These factors are likely to continue to adversely impact the Company’s revenue, credit costs, business volume and earnings.

During the first half of 2009, the Company requested and received from its lenders forbearance agreements from enforcing their rights to demand repayment of debt principal or any portion thereof until January 31, 2010.  At June 30, 2009, the Company has debt obligations totaling $16.4 million maturing in 2010. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of the Company’s inability to renew the outstanding principal of its debt or from any extraordinary regulatory action, either of which could affect operations.

In an effort to maintain safe and sound banking practices, on December 31, 2008, the Company entered into a definitive agreement (see note 5) to be acquired by Premier Financial Bancorp, Inc. (Premier) of Huntington, West Virginia (NASDAQ/GM-PFBI) which is expected to be completed in the third quarter of 2009.  The Company has restricted growth and is improving liquidity through selling loan participations.

Note 5   Merger Agreement
On December 31, 2008, the Company entered into a definitive agreement whereby Premier Financial Bancorp, Inc. (Premier) of Huntington, West Virginia (NASDAQ/GM-PFBI), will acquire it in a 100% stock exchange valued at approximately $10.9 million based on Premier’s closing stock price on December 31, 2008 of $7.03. In a letter dated August 12, 2009, the Federal Reserve Bank of Richmond approved the application by Premier to acquire the Company.  Under terms of the definitive agreement, each share of the Company’s common stock will be converted into 0.4461 shares of Premier common stock.  Premier anticipates that it will issue approximately 1,545,000 shares of its common stock.  The transaction is subject to satisfaction of various contractual conditions and requires approval by the shareholders of the Company and Premier.  A joint proxy statement/prospectus dated July 29, 2009 has been mailed to the Company’s stockholders and the shareholders of Premier.  At a special meeting of Abigail Adams National Bancorp stockholders scheduled for September 1, 2009, those stockholders will be asked to vote on the approval and adoption of the merger agreement.  At a special meeting of Premier Financial Bancorp shareholders also scheduled for September 1, 2009, those shareholders will be asked to vote on the issuance of Premier common stock to Abigail Adams National Bancorp stockholders which is necessary to effect the merger. The merger is anticipated to close on or about September 30, 2009.   On July 31, 2009, in connection with the transactions contemplated under the merger agreement, The Adams National Bank filed an application with the OCC for approval to merge Consolidated Bank and Trust Company with and into The Adams National Bank.

Note 6   Earnings (Loss) per Share
Basic earnings (loss) per share computations are based upon the weighted average number of shares outstanding during the periods. Diluted earnings per share computations for the three and six months ending June 30, 2009 and 2008 were determined using the treasury stock method and based upon the weighted average number of shares outstanding during the period plus the dilutive effect of outstanding stock options. The following table provides a reconciliation of the number of shares between the computation of basic EPS and diluted EPS.

For the three and six month periods ending June 30, 2009, the dilutive effects of options are excluded from the computation of the loss per share because the inclusion is antidilutive.

	For the three months		For the six months
	ended June 30,		ended June 30,
	2009	2008	2009	2008

Weighted average shares	3,463,569	3,463,569	3,463,569	3,463,074
Effect of dilutive stock options	--	2,694	--	2,865
Dilutive potential average common shares	3,463,569	3,466,263	3,463,569	3,465,939

Note 7   Securities
The amortized cost and estimated fair value of investment securities held to maturity and investment securities available-for-sale at June 30, 2009 and December 31, 2008 are as follows:

(In thousands)	Amortized Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
June 30, 2009:
Investment Securities – available-for-sale:
U.S. government sponsored agencies and corporations	$42,046	$228	$352	$41,922
Residential mortgage-backed securities	9,616	256	--	9,872
Municipal securities	2,712	--	48	2,664
Corporate debt securities	6,082	65	1,598	4,549
Marketable equity securities	1,001	--	609	392
Total	$61,457	$549	$2,607	$59,399

Investment Securities – held to maturity:
U.S. government sponsored agencies and corporations	$8,004	$39	$22	$8,021
Residential mortgage-backed securities	1,040	37	--	1,077
Total	$9,044	$76	$22	$9,098

December 31, 2008:
Investment Securities – available-for-sale:
U.S. government sponsored agencies and corporations	$45,072	$608	$18	$45,662
Residential mortgage-backed securities	11,243	288	--	11,531
Municipal securities	953	--	55	898
Corporate debt securities	6,084	38	1,718	4,404
Marketable equity securities	1,002	--	683	319
Total	$64,354	$934	$2,474	$62,814

Investment Securities – held-to-maturity:
U.S. government sponsored agencies and corporations	$2,007	$27	$--	$2,034
Residential mortgage-backed securities	1,168	25	1	1,192
Total	$3,175	$52	$1	$3,226

The Company had no sales of securities in the three and six month periods ended June 30, 2009 or June 30, 2008. Securities with market values of $47.0 million at June 30, 2009 and $62.0 million at December 31, 2008 were pledged to collateralize public deposits and repurchase agreements.

The cost and estimated fair value of investment securities held to maturity and investment securities available-for- sale at June 30, 2009, by contractual maturity are shown on the following table. Expected maturities may differ from contractual maturities in mortgage-backed securities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties; therefore, these securities are not included in maturity categories in the following table.
	June 30, 2009
(In thousands)	Amortized Cost	Estimated Fair Value
Investment Securities – available-for-sale:
Due in one year or less	$6,000	$5,910
Due after one year through five years	18,457	18,579
Due after five years through ten years	20,699	20,560
Due after ten years	5,684	4,086
Residential mortgage-backed securities	9,616	9,872
Marketable equity securities	1,001	392
Total	$61,457	$59,399
Investment Securities – held-to-maturity:
Due in one year or less	$--	$--
Due after one year through five years	8,004	8,021
Residential mortgage-backed securities	1,040	1,077
Total	$9,044	$9,098

At June 30, 2009, a portion of our investment securities portfolio has unrealized losses.  The fair value of investment securities with unrealized losses by length of time that the individual securities have been in a continuous loss position at June 30, 2009 and December 31, 2008, are presented in the following table:

	Continuous unrealized losses existing for less than 12 months		Continuous unrealized losses existing 12 months or more		Total
(In thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2009: U.S. government sponsored agencies and corporations	$20,621	$374	$--	$--	$20,621	$374
Residential mortgage-backed securities	--	--	--	--	--	--
Municipal securities	904	48	--	--	904	48
Corporate debt securities	906	103	3,180	1,495	4,086	1,598
Marketable equity securities	--	--	392	609	392	609
Total	$22,431	$525	$3,572	$2,104	$26,003	$2,629

December 31, 2008: U.S. government sponsored agencies and corporations	$1,983	$18	$--	$--	$1,983	$18
Residential mortgage-backed securities	188	1	--	--	188	1
Municipal securities	898	55	--	--	898	55
Corporate debt securities	1,246	200	2,719	1,518	3,965	1,718
Marketable equity securities	--	--	319	683	319	683
Total	$4,315	$274	$3,038	$2,201	$7,353	$2,475

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.  Analysis of the available-for-sale securities for potential other-than-temporary impairment was considered under Statement of Financial Accounting Standard (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities impairment model and included the following factors: the length of time and extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer including specific events; the credit rating of the security; the implied and historical volatility of the security; whether the market decline was affected by macroeconomic conditions or by specific information pertaining to an individual security; and any downgrades by rating agencies. As applicable under SFAS No. 115, the Company considers a decline in fair value to be other-than-temporary if it is probable that the Company will not recover its recorded investment, including as applicable under the Emerging Issues Task Force (EITF) Issue 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, when an adverse change in cash flows has occurred.

Temporarily Impaired Debt Securities
At June 30, 2009, the available-for-sale investments classified as marketable equity securities consists of a perpetual preferred security which has been valued below cost for more than 28 months.  This security, carried at fair value of $392,000 with an unrealized loss of $609,000, is not required to be redeemed by the issuer, nor is it redeemable at the option of the investor and is therefore classified as equity securities under SFAS 115. Based on the results of the analysis of this perpetual security using the SFAS No.115 impairment model, we concluded that the decline in fair value has been the result of the liquidity conditions in the current market environment due to the sub-prime mortgage crisis and housing market recession and not from concerns regarding the credit quality or financial condition of the issuer. We continue to receive interest at 5.75% as scheduled and we have the intent and ability to hold the perpetual preferred security until its expected recovery in fair value which management has estimated will be in approximately two years. The Company does not consider it probable that it will not recover its investment and recorded no other-than-temporary impairment on the marketable equity security at June 30, 2009 or December 31, 2008.

The Company has six corporate debt securities, which have been valued below cost for more than 12 months, consisting of five bank trust preferred securities and one utility subordinated note. At June 30, 2009, these were carried at a combined fair value of $3.2 million with an unrealized loss of $1.5 million. Interest payments ranging from 5.625% to 6.100% continue to be received as scheduled.  Moody’s credit ratings are considered investment grade and range from A1 to Baa3.  Based on the analysis performed by applying the SFAS No. 115 impairment model and where applicable, EITF Issue 99-20, the Company does not consider it probable that it will not recover the full contractual cost of these investments.  We concluded that the decline in fair value has been the result of the liquidity conditions in the current market environment due to the sub-prime mortgage crisis and housing market recession and not from concerns regarding the credit quality or financial condition of the issuers. The Company has not experienced any adverse change in cash flows from holding the investments.  Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of the amortized cost basis, which may be maturity, it does not consider the investment in the corporate debt securities to be other-than-temporarily impared at June 30, 2009.

The remaining unrealized losses that existed as of June 30, 2009 and December 31, 2008, are a result of market changes in interest rates since the securities’ purchase. This factor, coupled with the fact the Company has both the intent and the ability to hold these securities for a period of time sufficient to allow for recovery in fair value substantiates that the remaining unrealized losses in the held to maturity and available-for-sale portfolios are temporary.

Other-Than-Temporarily Impaired Debt Securities
We assess whether we intend to sell or it is more likely than not that we will be required to sell a security before recovery of its amortized cost basis less any current-period credit losses.  For debt securities that are considered other-than-temporarily impaired and that we do not intend to sell and will not be required to sell prior to recovery of our amortized cost basis, we separate the amount of the impairment into the amount that is credit related (credit loss component) and the amount due to all other factors.  The credit loss component is recognized in earnings and is the difference between the security’s amortized cost basis and the present value of its expected future cash flows.  The remaining difference between the security’s fair value and the present value of future expected cash flows is due to factors that are not credit related and is recognized in other comprehensive income.

The present value of expected future cash flows is determined using the best estimate cash flows discounted at the effective interest rate implicit to the security at the date of purchase or the current yield to accrete an asset-backed or floating rate security.  The methodology and assumptions for establishing the best estimate cash flows vary depending on the type of security.  The corporate debt securities cash flow estimates are derived from scenario-based outcomes of expected corporate restructurings or the disposition of assets using bond specific facts and circumstances including timing, security interests and loss severity.

The following table presents a roll-forward of the credit loss component of the amortized cost of debt securities that we have written down for OTTI and the credit component of the loss that is recognized in earnings.  The beginning balance represents the credit loss component for debt securities for which OTTI occurred, including adoption-related adjustments of the FSP on April 1, 2009.  OTTI recognized in earnings subsequent to adoption in 2009 for credit-impaired debt securities is presented as additions in two components based upon whether the current period is the first time the debt security was credit-impaired (initial credit impairment) or is not the first time the debt security was credit impaired (subsequent credit impairments).  The credit loss component is reduced if we sell, intend to sell or believe we will be required to sell previously credit- impaired debt securities.  Additionally, the credit loss component is reduced if we receive cash flows in excess of what we expected to receive over the remaining life of the credit-impaired debt security, the security matures or is fully written down.  Changes in the credit loss component of credit-impaired debt securities were as follows for the period ended June 30, 2009.

(In thousands)
Beginning balance	$647
Initial credit impairment	--
Subsequent credit impairments	10
Reductions for amounts recognized in earnings due to intent or requirement to sell	--
Reductions for securities sold	--
Reductions for increases in cash flows expected to be collected	--
Ending balance	$657

A summary of investment securities gains (losses) recognized in income during the three and six month periods ended June 30, 2009 and 2008 were as follows:

	For the three months		For the six months
	ended June 30,		ended June 30,
(In thousands)	2009	2008	2009	2008
Available-for-sale securities:
Realized gains	$--	$--	$--		$--
Realized (losses)	--	--	--		--
Other-than-temporary impairment	(10)	--	(31)		--
Total	$(10)	$--	$(31)	$	---

Held-to-maturity:
Realized gains	$--	$--	$--		$--
Realized (losses)	--	--	--		--
Other-than-temporary impairment	--	--	--		--
Total	$--	$--	$--		$--

Note 8   Comprehensive Income
The components of other comprehensive income (loss) are as follows:

	For the three months		For the six months
	ended June 30,		ended June 30,
(In thousands)	2009	2008	2009	2008

Net (loss) income	$(200)	$83	$(1,005)	$647
Available-for-sale securities:
Net unrealized gains (losses) on securities	635	(1,589)	(549)	(855)
Reclassification adjustment for other-than temporary impairment losses realized in noninterest income	10	--	31	--
Income tax (expense) benefit	(201)	627	229	340
Total comprehensive income (loss)	$244	$(879)	$(1,294)	$132

Note 9   Segments
Management regularly reviews the performance of the Company's operations on a reporting basis by legal entity.  The Company has two operating segments comprised of its subsidiaries, ANB and CB&T, for which there is discrete financial information available.  Both segments are engaged in providing financial services in their respective market areas and are similar in each of the following: the nature of their products, services and processes; type or class of customer for their products and services; methods used to distribute their products or provide their services; and the nature of the banking regulatory environment.  The parent company is deemed to represent an overhead function rather than an operating segment and its financial information is presented as the "Other" category in the schedules below.

	Segment Results and Reconciliation
(Dollars in thousands)	The Adams National Bank	Consolidated Bank & Trust	Other (1)	Intercompany Eliminations	Consolidated Totals
For three months ended June 30, 2009:
Interest income	$3,634	$1,089	$--	$--	$4,723
Interest expense	1,095	197	222	--	1,514
Net interest income	2,539	892	(222)	--	3,209
Provision for loan losses	150	15	--	--	165
Noninterest income	340	95	52	(76)	411
Noninterest expense	2,758	914	204	(25)	3,851
Net income	13	40	(200)	(53)	(200)
Assets	293,383	86,547	39,465	(37,454)	381,941
Return on average assets (annualized)	0.02%	0.18%	NM(2)	--	-0.21%
Return on average equity (annualized)	0.18%	1.91%	NM(2)	--	-3.48%
For three months ended June 30, 2008:
Interest income	$5,185	$1,339	$--	$--	$6,524
Interest expense	2,027	350	69	--	2,446
Net interest income	3,158	989	(69)	--	4,078
Provision for loan losses	959	11	--	--	970
Noninterest income	350	92	216	(241)	417
Noninterest expense	2,292	999	155	(25)	3,421
Net income	168	48	83	(216)	83
Assets	355,809	89,065	37,957	(35,249)	447,582
Return on average assets (annualized)	0.19%	0.22%	NM(2)	--	0.08%
Return on average equity (annualized)	2.44%	2.22%	NM(2)	--	1.05%

(1) Amounts represent parent company before intercompany eliminations.
(2) Not considered a meaningful performance ratio for parent company.

	Segment Results and Reconciliation
(Dollars in thousands)	The Adams National Bank	Consolidated Bank & Trust	Other (1)	Intercompany Eliminations	Consolidated Totals
For six months ended June 30, 2009:
Interest income	$7,558	$2,200	$--	$--	$9,758
Interest expense	2,476	426	376	--	3,278
Net interest income	5,082	1,774	(376)	--	6,480
Provision for loan losses	500	630	--	--	1,130
Noninterest income	632	199	(560)	510	781
Noninterest expense	5,715	1,832	372	(50)	7,869
Net income	(238)	(322)	(1,005)	560	(1,005)
Assets	293,383	86,547	39,465	(37,454)	381,941
Return on average assets (annualized)	-0.16%	-0.72%	NM(2)	--	-0.51%
Return on average equity (annualized)	-1.68%	-7.55%	NM(2)	--	-8.66%
For six months ended June 30, 2008:
Interest income	$10,549	$2,680	$--	$--	$13,229
Interest expense	4,436	736	139	--	5,311
Net interest income	6,113	1,944	(139)	--	7,918
Provision for loan losses	1,049	26	--	--	1,075
Noninterest income	680	194	906	(956)	824
Noninterest expense	4,441	1,957	296	(50)	6,644
Net income	800	106	647	(906)	647
Assets	355,809	89,065	37,957	(35,249)	447,582
Return on average assets (annualized)	0.46%	0.24%	NM(2)	--	0.30%
Return on average equity (annualized)	5.85%	2.37%	NM(2)	--	4.07%

(1) Amounts represent parent company before intercompany eliminations.
(2) Not considered a meaningful performance ratio for parent company.

Description of significant amounts included in the "Intercompany Eliminations" column in the segment report schedules are as follows:

	Three months ended June 30,		Six months ended June 30,
(In thousands)	2009	2008	2009	2008
Noninterest income - elimination of parent company's undistributed (earnings) losses from subsidiaries	$(76)	$(241)	$510	$(956)

Net income - elimination of parent company's (earnings) losses from subsidiaries	$(53)	$(216)	$560	$(906)

Assets - elimination of parent company's investment in subsidiaries	$(37,079)	$(35,193)	$(37,079)	$(35,193)

Note 10 Fair Value Disclosures
Fair Value Measurement
Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurement, which provides a framework for measuring fair value under generally accepted accounting principles.  SFAS No. 157 applies to all financial instruments that are being measured and reported on a fair value basis.  Nonfinancial assets and nonfinancial liabilities that are recognized and disclosed at fair value on a nonrecurring basis under SFAS No. 157 were delayed under FASB Staff Position (FSP) No. 157-2, Effective date of FASB Statement No. 157, to fiscal years beginning after November 15, 2008.  Accordingly, effective January 1, 2009, the Company began disclosing the fair value of Other Real Estate Owned (OREO) previously deferred under the provisions of this FSP.

SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability.  The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs.  An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction.  Market participants are buyers and sellers in the principal market that are independent, knowledgeable, able to transact and willing to transact.

SFAS No. 157 requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach.  The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.  The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis.  The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).  Valuation techniques should be consistently applied.  Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability.  Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  In that regard, SFAS No. 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The fair value hierarchy is as follows:

Level 1 inputs-	Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs
Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speed, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 inputs
Unobservable inputs for determining the fair values of assets or liabilities that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The table below presents the Company’s balances of financial instruments measured at fair value on a recurring basis by level within the hierarchy at June 30, 2009 and December 31, 2008.

In thousands	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
June 30, 2009
Investment securities available-for-sale	$4,760	$54,639	$--	$59,399

December 31, 2008
Investment securities available-for-sale	$998	$61,816	$--	$62,814

The Company outsources the recordkeeping for investment securities held by ANB to FTN Financial and for those held by CB&T to Suntrust Robinson Humphrey. The fair value of securities grouped in Level 1 is based on the actual trade price. For securities categorized in Level 2, FTN used the Interactive Data Corporation (“IDC”) as a pricing source.  IDC’s evaluations are based on market data.  IDC utilizes evaluated pricing models that vary based by asset class and include available trade, bid, and other market information.  Generally, the methodology includes broker quotes, proprietary modes, vast descriptive terms and conditions databases, as well as extensive quality control programs.  FTN also used, as a valuation source, the FTN proprietary valuation Matrices model for the one municipal security included in Level 2.  The FTN Matrices model is used for valuing municipals.  The model includes a separate curve structure for the Bank-Qualified versus general market municipals.  The grouping of municipals are further broken down according to insurer, credit support, state of issuance, and rating to incorporate additional spreads and municipal curves.  Suntrust used the Reuters DataScope for Fixed Income as the pricing source for CBT securities included in Level 2 in the table above.

The table below presents the Company’s balances of financial and non-financial instruments measured at fair value on a nonrecurring basis by level within the hierarchy at June 30, 2009 and December 31, 2008.

In thousands	Balance	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2009
Impaired loans	$30,027	$--	$22,378	$7,649
Other real estate owned	3,994	--	3,994	--

December 31, 2008
Impaired loans	$22,377	$--	$21,266	$1,111

The fair value of impaired collateral dependent loans is derived in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan.  Fair value is determined based on the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The value of real estate collateral is determined based on appraisal by qualified licensed appraisers hired by the Company. The valuation allowance for impaired loans is included in the allowance for loan losses in the consolidated balance sheets. The valuation allowance for impaired loans at June 30, 2009 was $9.8 million and $8.3 million at December 31, 2008, an increase of $1.5 million for the six month period. In comparison, the valuation allowance for the six months ended June 30, 2008 decreased $977,000 from $1.5 million at December 31, 2007.

The fair value of other real estate owned was determined using appraisals (level 2), which may be discounted based on management’s review and changes in market conditions (level 3 inputs)

Fair Value of Financial Instruments
SFAS 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis.

The following table presents the estimated fair values of the Company’s financial instruments at June 30, 2009 and December 31, 2008 and is followed by a general description of the methods and assumptions used to estimate such fair values.

	June 30, 2009		December 31, 2008
(In thousands)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial Assets:
Cash and due from banks	$11,443	$11,443	$14,166	$14,166
Federal funds sold and interest-earning deposits in other banks	4,168	4,168	9,381	9,381
Investment securities available for sale	59,399	59,399	62,814	62,814
Investment securities held to maturity	9,044	9,098	3,175	3,226
Loans, net	275,698	256,921	312,250	315,879
Accrued interest receivable	1,497	1,497	1,683	1,683
Financial Liabilities:
Deposits	303,721	298,689	346,961	338,707
Short-term borrowings	27,226	27,226	24,477	24,477
Long-term debt	26,432	26,417	26,132	27,041
Accrued interest payable	646	646	697	697

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments.

Cash and due from banks. The carrying amounts reported in the balance sheet approximate fair value due to the short-term nature of these assets.

Federal funds sold and interest-bearing deposits in other banks.  The carrying amounts of short-term investments on the balance sheet approximate fair value.

Investments securities available for sale and investment securities held to maturity.  For fair value methodologies used see discussion above.

Loans. Estimated fair values for variable rate loans, which reprice frequently and have no significant credit risk, are based on carrying value. Estimated fair value for all other loans are estimated using discounted cash flow analyses, based on current market interest rates offered on loans with similar terms to borrowers of similar credit quality.

Deposits. The fair value of deposits with no stated maturity, such as noninterest-bearing deposits, NOW accounts, savings and money market deposit accounts, is the amount payable on demand as of the reporting date.  Fair values for time deposits are estimated using discounted cash flow analyses, based on the current market interest rates offered for deposits of similar maturities.

Short-term borrowings.  The carrying values of Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings approximate fair values.

Long-term debt. The fair value of the long-term debt is estimated by using discounted cash flow analyses, based on the current market rates offered for similar borrowing arrangements.

Accrued interest receivable and accrued interest payable. The carrying  value of  accrued interest receivable and payable is deemed to approximate fair value.

Off-balance sheet credit-related instruments.  Loan commitments on which the committed interest rate is less than the current market rate were insignificant at June 30, 2009 and December 31, 2008.  The estimated fair value of fee income on letters of credit at June 30, 2009 and December 31, 2008 was insignificant.

Note 11 Subsequent Events
The Company adopted SFAS No 165, Subsequent Events, effective June 30, 2009 (as more fully described under Note 1 Basis of Presentation and Recent Accounting Pronouncements).  Management has evaluated the effects of subsequent events that have occurred subsequent to the period ended June 30, 2009, and through August 14, 2009, which is the date the financial statements were issued.  During this period, there have been no material events that would require recognition in the second quarter 2009 unaudited condensed consolidated financial statements or disclosure in the notes to the unaudited condensed consolidated financial statements.

In connection with the reissuance of these financial statements within this Current Report on Form 8-K, management has evaluated the effects of events that have occurred subsequent to the initial evaluation date stated in the preceding paragraph and through October 6, 2009, which is the reissuance date of these financial statements. With the exception of completion of the acquisition of the Company on October 1, 2009 by Premier as described in Note 5, during this period, there have been no material events that would require recognition in the second quarter 2009 unaudited condensed consolidated financial statements or disclosure in the notes to these unaudited condensed consolidated financial statements.